Exhibit 10.3

AMENDMENT AGREEMENT
This AMENDMENT AGREEMENT (this “Agreement”), dated as of March 13, 2023, is made by and among ADIENT US, LLC, a Michigan limited liability company (the “Lead Borrower”), ADIENT GLOBAL HOLDINGS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office as of the Closing Date at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) (the RCS) under number B-214737 (the “Lux Co-Borrower” and, together with the Lead Borrower, the “Borrowers”) and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrowers and the Administrative Agent are party to that certain Term Loan Credit Agreement, dated as of May 6, 2019, as amended by that certain Amendment No. 1, dated as of April 8, 2021 (as amended, restated, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have the respective meaning assigned to such terms in the Credit Agreement), by and among the Borrowers, the Administrative Agent and the various financial institutions from time to time party thereto;
WHEREAS, Section 9.08(e) of the Credit Agreement provides that the Administrative Agent and the Borrowers shall be permitted to amend the Loan Documents to cure any ambiguity, omission, error, typographical error, defect or inconsistency; and
WHEREAS, the Administrative Agent and the Borrowers desire to amend the Credit Agreement in accordance with Section 9.08(e) as further described herein.
NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
SECTION 1.Amendment. Subject to the terms and conditions to effectiveness set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:
(a)The definition of “Luxembourg Law Receivables Pledge Agreements” of the Credit Agreement is hereby amended and restated as follows:
    “Luxembourg Law Receivables Pledge Agreements” shall mean collectively:
(a)    the Luxembourg law governed receivables pledge agreement dated as of the Closing Date and to be entered into by and between Parent as pledgor and the Collateral Agent in the presence of the Lux Co-Borrower; and
(b)    the Luxembourg law governed receivables pledge agreement dated as of the Closing Date and to be entered into by and between Adient Luxembourg Asia Holding as pledgor and the Collateral Agent in the presence of Adient Financial Luxembourg.
SECTION 2.Effectiveness. Section 1 of this Agreement shall become effective on the date that the Administrative Agent shall have received (i) this Agreement, duly executed by the Borrowers and the Administrative Agent and (ii) a certificate of a Responsible Officer certifying that this Amendment is permitted under the Credit Agreement.
SECTION 3.Reference to and Effect on the Credit Agreement.
(a)As a result of the amendments described in Section 1, the Borrowers hereby request the Collateral Agent and the Collateral Agent hereby agrees to execute the global deed of release with respect to the Luxembourg law governed receivables pledge dated as of the Original Closing Date between Adient Germany Ltd. & Co. KG as pledgor and the Collateral Agent.

(b)On and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.
(c)Each Loan Document, after giving effect to this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by and after giving effect to, this Agreement. Nothing in this Agreement can or may be construed as a novation of the Credit Agreement or any other Loan Document. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.
(d)This Agreement is a “Loan Document” for purposes of the Credit Agreement and the other Loan Documents.
SECTION 4.Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, .PDF or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 5.WAIVER OF JURY TRIAL; GOVERNING LAW; JURISDICTION, ETC. The provisions set forth in Sections 9.11 and 9.15 of the Credit Agreement are hereby incorporated herein mutatis mutandis with all references to “this Agreement” therein being deemed references to this Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date and year first written above.
ADIENT US LLC,
as Lead Borrower
By:    /s/ Brad Pilon
    Name:    Brad Pilon
    Title:    Authorized Person

[SIGNATURE PAGE — AMENDMENT AGREEMENT]

ADIENT GLOBAL HOLDINGS S.À R.L.,
a Luxembourg governed under the laws of the Grand Duchy of Luxembourg as a société à responsabilité limitée, with its registered office at 35F, Avenue John F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B-214.737

By:    /s/ Brad Pilon
    Name:    Brad Pilon
    Title:    Authorized Person

[SIGNATURE PAGE — AMENDMENT AGREEMENT]

BANK OF AMERICA, N.A.,
as Administrative Agent
By:    /s/ Gerund Diamond
    Name:    Gerund Diamond
    Title:    Vice President

[SIGNATURE PAGE – AMENDMENT AGREEMENT]